UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
 ☐  Preliminary Proxy Statement
 ☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒  Definitive Proxy Statement
 ☐  Definitive Additional Materials
 ☐  Soliciting Material under § 240.14a-12
LIVEWIRE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒  No fee required
 ☐  Fee paid previously with preliminary materials
 ☐  Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

LiveWire

LiveWire™

2026

Notice of Annual Meeting of Stockholders and Proxy Statement

Joint Letter from our Chairman and Chief Executive Officer
April 9, 2026
Dear Fellow Stockholders,
2025 marked an important year of progress for LiveWire as we continued to strengthen our leadership position while we also deliberately expanded our reach and sharpened our product strategy in a dynamic global EV market.
Internationally, we took meaningful steps to broaden our footprint, we entered new European markets and advanced a more scalable go-to-market approach. These actions reflect our commitment to building a durable global presence while positioning LiveWire to capture long-term growth as electric motorcycle adoption continues to evolve globally.
At the same time, we expanded and refined our product portfolio to reach new riders and broaden demand. The global introduction of the S2 Alpinista, continued momentum in STACYC, and strong customer response to our next-generation S4 Honcho platform reinforced our strategy of introducing accessible, compelling products across multiple segments.
Throughout the year, we maintained and strengthened our leadership position in the U.S. electric motorcycle market, delivered record-setting quarters, increased market share, and ended 2025 as the number one position in U.S. on-road electric motorcycle retail sales1. This performance reflects disciplined execution, focused investment, and the dedication of our team and dealer partners.
As we move forward, we remain focused on building on this momentum — bringing new products in new segments of the market, expanding internationally, and enhancing profitability — while continuing to be a leader in the electric motorsports category. We believe these priorities position LiveWire to create long-term value for our stockholders.
Thank you for your continued support.
Sincerely,

Jonathan Root Chairman of the Board LiveWire Group, Inc.	Karim Donnez Chief Executive Officer LiveWire Group, Inc.

[1]	Source: U.S. EV Street Legal Market Share for December 2025 from Motorcycle Industry Council (MIC).

Notice of Annual Meeting of
Stockholders to be held on May 21, 2026
April 9, 2026
Dear Stockholder:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of LiveWire Group, Inc., a Delaware corporation (“we,” “us,” “LiveWire,” or the “Company”). The Annual Meeting will be held in a virtual meeting format on Thursday, May 21, 2026, at 4:30 p.m. (Central Time) for the following purposes:

1	To elect the seven Director nominees to serve a one-year term and until their successors are duly elected and qualified; and
2	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

In addition, we will conduct any other business properly brought before the Annual Meeting.
These items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders.
The record date for the Annual Meeting is March 23, 2026 (the “Record Date”). Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting or any adjournment thereof.
The Annual Meeting will be held in a virtual meeting format only, via the internet. Stockholders will be able to attend, vote, and submit questions via the internet. If you plan to participate in the Annual Meeting, please see the Questions and Answers section below for further information.
By Order of the Board of Directors

Allen Gerrard
General Counsel & Board Secretary
Milwaukee, Wisconsin

YOUR VOTE IS IMPORTANT! ALL STOCKHOLDERS ARE CORDIALLY INVITED TO VIRTUALLY ATTEND THE ANNUAL MEETING.

Whether or not you expect to attend the Annual Meeting, please complete, date, sign, and return the proxy card, or vote over the internet or telephone as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still attend the Annual Meeting. Voting your shares promptly will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation.

3700 West Juneau Avenue, P.O. Box 653, Milwaukee, Wisconsin 53201-0653
Proxy Statement for the 2026 Annual Meeting of Stockholders to be held May 21, 2026
Questions and Answers About These Proxy Materials and Voting
WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?
Pursuant to “Notice and Access” rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending an Important Notice Regarding the Availability of Proxy Materials (the “Notice”) to our stockholders of record. Brokers, banks, and other nominees will be sending a similar Notice to all beneficial owners of stock who hold their shares through such broker, bank, or other nominee. All record and beneficial stockholders can access the proxy materials on the website referred to in the Notice for free or request to receive a printed set of the proxy materials for the Annual Meeting. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We expect that this Proxy Statement and the Notice will be mailed to stockholders on or about April 9, 2026.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 21, 2026 at 4:30 p.m. (Central Time) via the internet. Please visit www.virtualshareholdermeeting.com/LVWR2026 for more details.

The Proxy Statement and 2025 Annual Report on Form 10-K are available at: www.proxyvote.com.

HOW DO I OBTAIN PRINTED COPIES OF THE PROXY MATERIALS?
If you are a stockholder, you may receive a printed copy of the proxy materials by following the instructions below, which also appear in the Notice. If you want to receive a printed copy of this Proxy Statement, proxy card, and/or the Annual Report on Form 10-K, you may request one, free of charge. Please choose one of the following methods to make your request:

By Internet www.proxyvote.com	By Telephone 1-800-579-1639	By Email sendmaterial@ proxyvote.com

If you request printed materials by email, please send a blank email that includes the control number that appears in your Notice in the email subject line.
LiveWire Group, Inc.   1   2026 Proxy Statement

Please make the request as instructed above before May 7, 2026, to facilitate timely delivery before the Annual Meeting. After May 7, 2026, you may request printed copies of this Proxy Statement and/or Annual Report on Form 10-K, but not a proxy card, by contacting the Company’s Investor Relations Department directly by: (i) mail at LiveWire Group, Inc., Attention: Investor Relations, 3700 West Juneau Avenue, P.O. Box 653, Milwaukee, Wisconsin 53201-0653; (ii) telephone at 1-650-447-8424; or (iii) email at investor.relations@livewire.com.
HOW DO I ATTEND THE ANNUAL MEETING?
The Annual Meeting will be held on Thursday, May 21, 2026, at 4:30 p.m. (Central Time) in a virtual meeting format. You will not be able to attend the Annual Meeting in person. At our virtual Annual Meeting, stockholders will be able to attend, vote, and submit questions via the internet. You will need your 16-digit control number included on the Notice, on the proxy card or in the instructions that accompanied the proxy materials to enter the Annual Meeting. You may log into the virtual meeting platform beginning at 4:15 p.m. (Central Time) on May 21, 2026.
Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in these proxy materials.
Information on how to vote at the Annual Meeting is discussed below.
CAN I ASK QUESTIONS AT THE VIRTUAL ANNUAL MEETING?
Verified stockholders as of our Record Date who attend and participate in our virtual Annual Meeting can submit questions via the internet during a designated portion of the Annual Meeting. Stockholders will be limited to no more than two questions per person and a time of two minutes or less.
WHAT IF I HAVE TECHNICAL DIFFICULTIES DURING THE MEETING OR TROUBLE ACCESSING THE VIRTUAL ANNUAL MEETING?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter difficulties accessing the virtual Annual Meeting during check-in or the meeting, please call the technical support number posted on the virtual meeting platform log-in page.
WHO CAN VOTE AT THE ANNUAL MEETING?
Only verified stockholders at the close of business on the Record Date, March 23, 2026, will be entitled to vote at the Annual Meeting. On the Record Date, there were 204,761,830 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on March 23, 2026, your shares were registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below (see “How do I vote?”) or, if applicable, complete, date, sign, and return the proxy card mailed to you to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Nominee
If, on March 23, 2026, your shares were held, not in your name, but rather in an account at a broker, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice is being sent to you by the organization that holds your account. The organization holding your account is considered the stockholder of record for voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other nominee regarding how to vote the shares in your account.
The deadline for submitting your voting instructions to your broker, bank, or other nominee is listed on the Notice sent to you. You are also invited to attend the Annual Meeting and should follow the instructions from your broker, bank, or other nominee on how to gain admittance and vote or ask questions.
LiveWire Group, Inc.   2   2026 Proxy Statement

WHAT AM I VOTING ON?
There are two matters scheduled for a vote:
•	Election of seven Director nominees to serve one-year terms and until their successors are duly elected and qualified; and
•	Ratification of the selection of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2026.
WHAT IF ANOTHER MATTER IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING?
The Board of Directors of the Company (the “Board”) knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares for which you grant your proxy on those matters in accordance with their best judgment.
WHAT IS THE BOARD’S VOTING RECOMMENDATION?
The Board recommends that you vote your shares:
•	“For” the election of each of the seven nominees for Director; and
•	“For” the ratification of the selection of KPMG as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2026.
HOW DO I VOTE?
Regarding the election of Directors, you may either vote “For” the nominees or you may “Withhold” your vote for the nominees you specify. For any other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting depend on whether your shares are registered in your name or are held by a broker, bank, or other nominee:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card provided by us. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual Annual Meeting and vote even if you have already voted by proxy. Voting at the Annual Meeting will have the effect of revoking your previously submitted proxy (see “Can I change my vote after submitting my proxy?” below).

By Internet Visit www.proxy vote.com to vote your shares via the internet. You will need the control number provided on your Notice or proxy card when you access the web page.	By Telephone If you are in the U.S. or Canada, call the telephone number in the proxy materials. You will need the control number provided on your Notice or proxy card.	By Mail If you received a printed copy of the proxy materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.
Via Virtual Meeting
You may vote your shares live at the Annual Meeting by visiting www.virtual shareholdermeeting
.com/LVWR2026. You will need the control number on your Notice or proxy card to access the virtual meeting platform.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee
If you hold your shares through a broker, bank, or other nominee (that is, in street name), you will receive a Notice from your broker, bank, or other nominee that include instructions that you must follow in order to submit your voting instructions and have your shares voted at the Annual Meeting.
LiveWire Group, Inc.   3   2026 Proxy Statement

HOW MANY VOTES DO I HAVE?
On each matter to be voted upon, you have one vote for each share of common stock you own as of March 23, 2026, the Record Date.
WHAT IF I RETURN A PROXY CARD OR OTHERWISE VOTE BUT DO NOT MAKE SPECIFIC CHOICES?
If you return a signed and dated proxy card, or otherwise vote, without marking voting selections, your shares will be voted, as applicable, “For” the election of the seven Director nominees and “For” the ratification of KPMG as the Company’s independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
WILL MY VOTE BE KEPT CONFIDENTIAL?
Proxies, ballots and voting tabulations are handled confidentially to protect your voting privacy. This information will not be disclosed, except as required by law.
CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways on or before the close of voting for the Annual Meeting:
•	You may submit another properly completed proxy card with a later date;
•	You may grant a subsequent timely proxy by telephone or through the internet; or
•	You may attend and vote at the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted, so long as it is provided within the applicable deadline. If your shares are held by your broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee to change your vote or to revoke your proxy.
HOW ARE VOTES COUNTED?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count votes “For,” votes to “Withhold,” and broker non-votes for the proposal to elect Directors and, with respect to each other proposal, votes “For,” votes “Against,” votes to “Abstain,” and broker non-votes (if applicable). Broadridge Financial Solutions, Inc. has been engaged as our independent inspector of elections to tabulate stockholder votes.
WHAT ARE “BROKER NON-VOTES”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank, or other nominee holding the shares as to how to vote on “non-routine” proposals. If shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank, or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank, or other nominee can still vote the shares with respect to matters that are “routine” under applicable rules but cannot vote the shares with respect to “non-routine” matters. On non-routine proposals, any “uninstructed shares” may not be voted by the broker, bank, or other nominee and are “broker non-votes.” Only the proposal to ratify the appointment of our independent registered public accounting firm is considered a “routine” matter for this purpose and brokers, banks, or other nominees generally have discretionary voting power with respect to such proposal. Brokers, banks, and other nominees do not have authority to vote on the election of Directors without voting instruction from the beneficial owner. Broker non-votes will be counted to determine if a quorum is present at the Annual Meeting.
LiveWire Group, Inc.   4   2026 Proxy Statement

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL, WHAT ARE THE VOTING OPTIONS, HOW DOES THE BOARD RECOMMEND I VOTE AND WHAT IS THE IMPACT OF A WITHHOLD/ABSTENTION OR BROKER NON-VOTE?
The table below summarizes the proposals that will be voted on, the vote required to approve each item, and how votes are counted.

PROPOSAL	VOTE REQUIRED	VOTING OPTIONS	BOARD RECOMMENDATION	BROKER DISCRETIONARY VOTING ALLOWED?	IMPACT OF WITHHOLD/ ABSTENTION	IMPACT OF BROKER NON-VOTE
No. 1. Election of Directors – Seven Director Nominees	Plurality	“For” or “Withhold”	“For”	No	None	None
No. 2. Ratification of the Selection of KPMG as the Company’s Independent Registered Public Accounting Firm	Majority of Votes Cast	“For,” “Against” or “Abstain”	“For”	Yes	None	N/A

WHAT IS THE QUORUM REQUIREMENT?
A quorum of stockholders is necessary to hold a valid stockholder meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are represented by virtual presence online or by proxy at the Annual Meeting. On the Record Date, there were 204,761,830 shares outstanding and entitled to vote.
Your shares will be counted toward the quorum only if you submit a valid proxy by mail, over the phone, or through the internet (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote at the Annual Meeting. Abstentions, votes to “Withhold,” and broker non-votes will be counted toward the quorum requirement.
HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting.
WHO IS PAYING FOR THIS PROXY SOLICITATION?
The accompanying proxy is solicited on behalf of the Board for use at the Annual Meeting. Accordingly, the Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our Directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees of the Company will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other nominees for the cost of forwarding proxy materials to beneficial owners.
HOW CAN I ACCESS THE LIST OF STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING?
A complete list of stockholders of record on the Record Date will be available during the Annual Meeting by following the instructions on the virtual platform.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all your shares are voted.
LiveWire Group, Inc.   5   2026 Proxy Statement

WHEN ARE STOCKHOLDER PROPOSALS FOR INCLUSION IN THE COMPANY’S PROXY STATEMENT FOR NEXT YEAR’S ANNUAL MEETING DUE?
Stockholders wishing to present proposals for inclusion in our proxy statement for the 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”) pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must submit their proposals so that they are received by us at our principal executive offices no later than December 10, 2026. Proposals should be sent to our Board Secretary at 3700 West Juneau Avenue, P.O. Box 653, Milwaukee, Wisconsin 53201-0653.
WHEN ARE OTHER PROPOSALS AND STOCKHOLDER NOMINATIONS FOR THE 2027 ANNUAL MEETING DUE?
With respect to proposals and nominations not to be included in our Proxy Statement pursuant to Rule 14a-8 of the Exchange Act, our Amended and Restated Bylaws (our “Bylaws”) provide that stockholders who wish to nominate a Director or propose other business to be brought before the stockholders at an annual meeting of stockholders must notify our Secretary by a written notice, which notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding year’s annual meeting of stockholders.
Stockholders wishing to present nominations for Director or proposals for consideration at the 2027 Annual Meeting under these provisions of our Bylaws must submit their nominations or proposals so that they are received at our principal executive offices not earlier than January 21, 2027, and not later than February 20, 2027, to be considered. In the event that the 2027 Annual Meeting is to be held on a date that is not within 30 days before or 60 days after the one-year anniversary of the Annual Meeting, then a stockholder’s notice must be received by the Secretary no later than 90 days prior to such annual meeting, or if later, the tenth day following the day on which we make a public announcement of the date of the 2027 Annual Meeting. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of Director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than March 22, 2027.
Nominations or proposals should be sent in writing to our Board Secretary at 3700 West Juneau Avenue, P.O. Box 653, Milwaukee, Wisconsin 53201-0653. A stockholder’s notice to nominate a Director or bring any other business before the Annual Meeting or the 2027 Annual Meeting must set forth certain information, which is specified in our Bylaws.
LiveWire Group, Inc.   6   2026 Proxy Statement

Emerging Growth Company Explanatory Note
On September 26, 2022, the Company consummated a business combination pursuant to which it spun off from Harley-Davidson, Inc. (“H-D”) and combined with AEA-Bridges Impact Corp. (“ABIC”), a special purpose acquisition company (the “Business Combination”). In connection with the Business Combination, H-D retained a controlling interest in the Company. Following the Business Combination, we are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).
For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies but not to “emerging growth companies,” including, but not limited to:
•	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act;
•
not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (“PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy and registration statements; and
•
exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to discuss the ratio of compensation of our chief executive officer to the median compensation of our employees.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement; (c) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (d) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the prior June 30th.
Because we have elected to take advantage of certain reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.
LiveWire Group, Inc.   7   2026 Proxy Statement

PROPOSAL NO. 1:
Election of Directors
The Board is presently comprised of seven members and, pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation, the Board has set the number of Directors that will constitute the Board as of the Annual Meeting at seven. The Directors are elected by the stockholders at each annual meeting to serve from the time of their election until the next annual meeting of stockholders following their election and until their successor is duly elected and qualified. The Director nominees, with terms expiring at the Annual Meeting, consist of Jonathan Root, William Cornog, Kjell Gruner, Glen Koval, Paul Krause, Hiromichi Mizuno, and Bryan Niketh.
The Nominating and Corporate Governance Committee has recommended, and the Board has approved, the nomination of the seven Director nominees for re-election for one-year terms expiring at the 2027 Annual Meeting and until their respective successors are duly elected and qualified, or, if sooner, until the Director’s death, resignation, disqualification, or removal. Each nominee is currently a Director of the Company.
Bryan Niketh is standing for election by the stockholders for the first time at the Annual Meeting and was identified as a possible Director candidate to the Nominating and Corporate Governance Committee by the Chairman of the Board.
Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. If any nominee should become unavailable to serve for any reason, it is intended that votes will be cast for a substitute nominee designated by the Nominating and Corporate Governance Committee and approved by the Board. We have no reason to believe that any nominee named will be unable to serve if elected.
DIRECTOR NOMINEE INFORMATION
The names and ages (as of the Record Date) of the Director nominees and their length of service with the Company and Board committee memberships are set forth in the table below.

NAME	AGE	DIRECTOR SINCE	INDEPENDENT	AFC	CC	HRC	NCGC
DIRECTOR NOMINEES
Jonathan Root*	52	July 2023	No	—	—	—	M
William Cornog	61	September 2022	Yes	F, C	C	M	M
Kjell Gruner	58	September 2022	Yes	M	M	C	M
Glen Koval	51	September 2022	No	—	—	M	—
Paul Krause	48	June 2023	No	—	—	M	C
Hiromichi Mizuno	60	June 2023	Yes	M	M	—	—
Bryan Niketh	49	January 2026	No	—	—	—	M

*	Jonathan Root is the Chairman of the Board.

C:	Committee Chair	M:	Member	F:	Financial Expert
AFC:	Audit and Finance Committee	CC:	Conflicts Committee	HRC:	Human Resources Committee
NCGC:	Nominating and Corporate Governance Committee

LiveWire Group, Inc.   8   2026 Proxy Statement

Director Nominees
A brief biography of each Director nominee is set forth below, which includes information, as of the Record Date, regarding specific and particular experience, qualifications, attributes, or skills of each nominee that led the Nominating and Corporate Governance Committee and the Board to believe that the nominee should serve as a Director on the Board.

Jonathan Root	Age: 52 | Director since: 2023

Jonathan Root is our Chairman of the Board and has served on the Board since July 2023 and is the Chief Financial and Commercial Officer of H-D. He previously served as the SVP of Harley-Davidson Financial Services (“HDFS”) where he oversaw the global HDFS business as President of Eaglemark Savings Bank, President of Harley-Davidson Insurance, and President of all other HDFS subsidiaries. Mr. Root has been responsible for both strategy and execution of H-D’s motorcycle retail lending, branded credit card partnerships, commercial lending, and retail / commercial / insurance operations. Mr. Root has over 25 years of financial services and corporate finance experience. Mr. Root joined HDFS in 2011 and has held multiple roles across H-D including VP, Insurance. Prior to HDFS, Mr. Root held a variety of roles at Ally Financial, Inc., GMAC Financial Services, Inc., and General Motors, Inc.

Mr. Root earned an M.B.A. from the University of Detroit Mercy and a B.Sc. in Corporate Finance from Wayne State University. We believe Mr. Root is qualified to serve as the Chairman due to his financial acumen, global experience, and operational background.

William Cornog	Age: 61 | Director since: 2022

William Cornog has served on the Board since September 2022 and serves as the Chairman of the Audit and Finance Committee and the Conflicts Committee. Mr. Cornog is the former head of KKR Capstone (2002-2022), the portfolio operations team of KKR & Co. In addition to leading Capstone, Mr. Cornog chaired KKR’s Portfolio Management Committees for the Americas, Europe, Asia, Infrastructure, Impact & Technology Growth and was a member of the Investment & Distribution and Valuation Committees. Prior to joining KKR, Mr. Cornog was with Williams Communications Group as the Senior Vice President and General Manager of Network Services. Prior to that, Mr. Cornog was a partner at The Boston Consulting Group and worked at Age Wave Communications and SmithKline Beckman Corporation (GSK). Mr. Cornog served as a board member at Channel Control Merchants from June 2020 to March 2024, which was a KKR portfolio company. Mr. Cornog currently serves as a board member of Brightview Holdings, Inc. (NYSE: BV), and as a board member and Chairman of the Value Creation Committee at Azenta (NASDAQ: AZTA), both publicly traded companies. Private company and philanthropic boards include Griffin Highline, Blue Crow Sports Group, and The Knight Campus at the University of Oregon.

Mr. Cornog earned a B.A. from Stanford University and an M.B.A. from Harvard Business School. We believe Mr. Cornog is qualified to serve as a Director due to his expansive experience in financial reporting and monitoring as well as his global portfolio experience.

LiveWire Group, Inc.   9   2026 Proxy Statement

Dr. Kjell Gruner	Age: 58 | Director since: 2022

Dr. Kjell Gruner has served on the Board since September 2022. Dr. Gruner is the President and CEO of the Volkswagen Group of America and CEO of Volkswagen North America Region, positions he has held since December 2024. Dr. Gruner oversees the U.S. operations of Volkswagen, Audi, Bentley, Lamborghini, Bugatti, Electrify America and Volkswagen Financial Services. Previously, Dr. Gruner served as the Chief Commercial Officer and President, Business Growth of Rivian from September 2023 to July 2024. Prior to that, Dr. Gruner was the President and Chief Executive Officer of Porsche Cars North America from November 2020 to July 2023. Dr. Gruner served as the global Chief Marketing Officer of Porsche AG from September 2010 to October 2020. Dr. Gruner began his career at Porsche and later held senior strategy roles at Mercedes-Benz and The Boston Consulting Group.

Dr. Gruner earned a Master’s Degree in Industrial Engineering from Karlsruhe Institute of Technology and a Ph.D. in Marketing from WHU–Otto Beisheim School of Management. We believe Dr. Gruner is qualified to serve as a Director due to his extensive automotive and brand strategy experience.

Glen Koval	Age: 51 | Director since: 2022

Glen Koval has served on the Board since September 2022 and is the Senior Vice President of Global Motorcycle Development at H-D. Mr. Koval has held several leadership positions at H-D that includes serving as Vice President of Motorcycle Development from August 2022 to July 2024, Vice President of Engineering from January 2021 to July 2022, General Manager of Engineering from May 2020 to January 2021, and Chief Engineer from January 2017 to May 2020.

Mr. Koval earned a B.Eng. from Marquette University and an M.B.A. from Concordia University-Wisconsin. We believe Mr. Koval is qualified to serve as a Director due to his decades of experience at H-D, his motorcycle product and engineering expertise, and his extensive knowledge of the motorcycle industry.

Paul Krause	Age: 48 | Director since: 2023

Paul Krause has served on the Board since June 2023 and is the Chief Legal, Compliance, and Corporate Affairs Officer and Corporate Secretary of H-D. Mr. Krause joined H-D in 2016 where he has served in various roles, which includes Interim Chief Legal Officer and Assistant General Counsel. Additionally, Mr. Krause is responsible for leading the global legal support for H-D in all areas including public company operations, corporate governance, global compliance, manufacturing, sales, dealer support, litigation, trademarks, and intellectual property. Mr. Krause oversaw the separation of LiveWire from H-D and the process of establishing LiveWire as a separate public company. Prior to joining H-D, Mr. Krause was an attorney for ArcelorMittal, a global steel manufacturer, and the law firm of Littler Mendelson.

Mr. Krause earned a J.D. from Marquette University Law School and a B.Sc. in Business Administration from Drake University. We believe Mr. Krause is qualified to serve as a Director due to his global compliance and corporate governance experience, and his leading role in the Company’s IPO.

LiveWire Group, Inc.   10   2026 Proxy Statement

Hiromichi Mizuno	Age: 60 | Director since: 2023

Hiromichi Mizuno has served on the Board since June 2023 and is the Founder and CEO of Good Steward Partners, LLC. He serves as Mission Committee Member of Danone S.A. He previously served as Special Advisor to the CEO of MSCI, Inc. He is also the former Special Envoy of U.N. Secretary General on Innovative Finance and Sustainable Investments, the former Non-Executive Board Member of Tesla, Inc., and the former Special Advisor to the Minister of Economy, Trade and Industry of Japan. He previously served as Executive Managing Director and Chief Investment Officer of Government Pension Investment Fund of Japan (GPIF), the largest pension fund in the world with AUM $1.5 trillion. Prior to joining GPIF, Mr. Mizuno was a partner at Coller Capital, a London-based private equity firm after working for Sumitomo Trust & Banking Co., Ltd. in Japan.

Mr. Mizuno earned an M.B.A. from Kellogg School of Management and a B.A. from Osaka City University. We believe Mr. Mizuno is qualified to serve as a Director because of his extensive international financial experience and electric vehicle sector expertise.

Bryan Niketh	Age: 49 | Director since: 2026

Bryan Niketh has served on the Board since January 2026 and is the Chief Operating Officer of H-D. He previously served as the Chief Operating Officer and President of White River Marine Group, a manufacturer of boats and off-road vehicles, from August 2022 to December 2025. Earlier in his career, Mr. Niketh joined H-D in 2001 where he served in various roles, which included Senior Vice President of New Product Development and Global Operations from March 2020 to August 2022.

Mr. Niketh earned an M.B.A. from Regis University and a B.Sc. in Organizational Leadership from Purdue University. We believe Mr. Niketh is qualified to serve as a Director due to his manufacturing and operations experience, including his experience with the motorcycle and other outdoor vehicle industries.

The Board of Directors recommends a vote “FOR” each of the seven named Director Nominees.

LiveWire Group, Inc.   11   2026 Proxy Statement

Board Matters and Corporate Governance
CORPORATE GOVERNANCE GUIDELINES
This section describes key corporate governance guidelines and practices that the Board has adopted in accordance with the corporate governance rules of the New York Stock Exchange (“NYSE”), as applicable, which serve as a flexible framework within which the Board and its committees operate. Complete copies of our Corporate Governance Guidelines, the charters of the Board committees, and our Code of Business Conduct and Ethics, as described in detail below, are available under “Governance Documents” on the Governance & Leadership page of the Investors section of our website at investor.livewire.com/governance-leadership/governance-documents. Alternatively, you can request a copy of any of these documents free of charge by writing to our Board Secretary at 3700 West Juneau Avenue, P.O. Box 653, Milwaukee, Wisconsin 53201-0653. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.
INDEPENDENCE OF DIRECTORS
Director Independence
We adhere to the rules of the NYSE in determining whether a director is independent. The Board consults with its counsel to ensure that the Board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of Directors. The NYSE listing standards define an “independent director” as a person that, in the opinion of the issuer’s Board of Directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). The Board has determined that William Cornog, Kjell Gruner, and Hiromichi Mizuno are considered our independent Directors.
Controlled Company Exception
As described in the “Policies and Procedures for Related Party Transactions” and “Certain Transactions and Relationships” sections of this Proxy Statement, H-D continues to beneficially own more than 50% of our common stock and voting power. As a result, the Company is a “controlled company” within the meaning of the NYSE corporate governance standards. As a “controlled company,” we may elect not to comply with certain NYSE corporate governance requirements, including:
•	that a majority of the Board of Directors consists of independent Directors;
•
that the Board of Directors has a nominating and corporate governance committee that is composed entirely of independent Directors with a written charter addressing the committee’s purpose and responsibilities;

•	that the Board of Directors has a compensation committee that is composed entirely of independent Directors with a written charter addressing the committee’s purpose and responsibilities; and
•	for an annual performance evaluation of the nominating and corporate governance committee and compensation committee.
We currently utilize certain of these exemptions. As a result, we do not have a nominating and corporate governance committee or compensation committee that consists entirely of independent Directors and such committees may not be subject to annual performance evaluations. We may also elect to utilize additional exemptions for so long as we remain a “controlled company.” Accordingly, you will not have the same protections afforded to stockholders of companies subject to all NYSE corporate governance requirements.
In the event that we cease to be a controlled company within the meaning of these rules, we will be required to comply with these provisions after specified transition periods, including having at least a majority of independent members on each committee within 90 days of the date of our status change and fully independent committees within one year of the date of our status change.
LiveWire Group, Inc.   12   2026 Proxy Statement

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT
The Board believes that it is important to retain the flexibility to allocate the responsibilities of the offices of Chairman of the Board and Chief Executive Officer and/or to appoint an Independent Lead Director in any manner that it determines to be in the best interest of the Company and its stockholders at any point in time. The Board reviews its leadership structure periodically as part of its annual self-assessment process and monitors developments in corporate governance. The Company’s Corporate Governance Guidelines provide that at any time when the Board is not led by an independent Director serving as Chairman of the Board, the independent Directors may elect an independent Director to serve as Independent Lead Director.
The Board has determined that separating the roles of Chairman of the Board and Chief Executive Officer will serve the best interests of the Company and its stockholders at the current time. The separation of these roles allows each individual to devote sufficient time to their respective position. The Board believes that the current Board leadership structure provides effective independent oversight of management and streamlines accountability and direction for Company performance because the Board’s independent Directors bring experience, oversight, and expertise from outside of the Company while the rest of the Board continues to bring Company and industry-specific experience, expertise, and leadership.
The Board oversees the risk management activities designed and implemented by our management. The Board does not anticipate having a standing risk management committee, but rather executes its oversight responsibility both directly and through its standing committees. The Board also considers specific risk topics, including risks associated with our strategic initiatives, business plans and capital structure. Our management, including our executive officers, are primarily responsible for managing the risks associated with the operation and business of the Company and provide appropriate updates to the Board and the Audit and Finance Committee. The Board delegates to the Audit and Finance Committee oversight of its risk management process, and our other Board committees also consider risks as they perform their respective committee responsibilities. All Board committees report to the Board as appropriate, including when a matter rises to the level of a material or enterprise risk.
MEETINGS OF THE BOARD OF DIRECTORS
The Board oversees the Company’s business. It establishes overall policies and standards and reviews the performance of management. During 2025, the Board held six meetings. Each Board member attended 75% or more of the aggregate meetings of the Board and of the committees on which they served that were held during the period for which they were a Director or committee member. The Company’s Directors are encouraged to attend our annual meetings of stockholders, but we do not currently have a policy relating to Director attendance. For the Company’s 2025 Annual Meeting of Stockholders, there were five Directors in attendance.
The independent Directors meet from time to time in executive session without non-independent Directors or management present at certain regularly scheduled Board meetings or more often as determined appropriate by the independent Directors.
COMMITTEES OF THE BOARD OF DIRECTORS
The Board has a number of committees that perform certain functions for the Board. The current standing committees of the Board are the Audit and Finance Committee, the Conflicts Committee, the Human Resources Committee, and the Nominating and Corporate Governance Committee. On November 20, 2025, the Board approved dissolution of the Sustainability and Safety Committee. The responsibilities of the Sustainability and Safety Committee are now directly overseen by the Board. The Board has adopted a written charter for each committee, all of which are available under “Governance Documents” on the Governance & Leadership page of the Investors section of our website at investor.livewire.com/governance-leadership/governance-documents. The information contained on our website is not incorporated by reference into this Proxy Statement.
Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.
LiveWire Group, Inc.   13   2026 Proxy Statement

Audit and Finance Committee
The Audit and Finance Committee is responsible for, among other things:
•	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm their independence from management;
•	reviewing, with our independent registered public accounting firm, the scope, and results of their audit;
•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;
•	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;
•	reviewing our policies on risk assessment and risk management;
•	reviewing related person transactions;
•	reviewing our Code of Business Conduct and Ethics;
•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters;
•	overseeing the Company’s internal audit function; and
•	reviewing with management the Company’s capital structure and liquidity, hedging, risk management, and tax strategy.
The Audit and Finance Committee consists of William Cornog, Kjell Gruner, and Hiromichi Mizuno, with William Cornog serving as the committee chair. Rule 10A-3 of the Exchange Act and the NYSE rules require that our Audit and Finance Committee be composed entirely of independent members. The Board has affirmatively determined that William Cornog, Kjell Gruner, and Hiromichi Mizuno each meet the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and the NYSE rules. Each member of our Audit and Finance Committee also meets the financial literacy requirements of NYSE listing standards. In addition, the Board has determined that William Cornog qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. During 2025, the Audit and Finance Committee held five meetings.
Conflicts Committee
The Conflicts Committee is responsible for, among other things, reviewing and approving:
•	new material arrangements and transactions between the Company and H-D;
•	changes to our organizational documents that involve conflicts between the Company and H-D;
•
resolution of material disputes related to agreements between the Company and H-D, including any material amendment, waiver, or enforcement action relating to any such agreements and any other material operational matters between the Company and H-D; and

•	any sales of shares of the Company’s common stock by H-D that are subject to an early price-based release under a Registration Rights Agreement between the Company and H-D.
The Conflicts Committee is composed of William Cornog, Kjell Gruner, and Hiromichi Mizuno, with William Cornog serving as chair. The Conflicts Committee is composed entirely of independent Directors that the Board determined meet the independence requirements of the NYSE. During 2025, the Conflicts Committee held one meeting.
LiveWire Group, Inc.   14   2026 Proxy Statement

Human Resources Committee
The Human Resources Committee is responsible for, among other things:
•
reviewing and approving corporate goals and objectives with respect to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of these goals and objectives, and setting compensation for the Chief Executive Officer;

•	reviewing and setting or making recommendations to the Board regarding the compensation of the Company’s other executive officers;
•	reviewing and making recommendations to the Board regarding Director compensation;
•	reviewing and approving or making recommendations to the Board regarding the Company’s incentive compensation and equity-based plans and arrangements;
•
reviewing and discussing with management the Company’s Compensation Discussion and Analysis if required to be included in the Company’s Annual Report on Form 10-K or annual proxy statement and considering whether to recommend to the Board that the Company’s Compensation Discussion and Analysis should be included in such filing; and

•	preparing the annual compensation committee report.
The Human Resources Committee consists of William Cornog, Kjell Gruner, Glen Koval, and Paul Krause, with Kjell Gruner serving as chair. William Cornog and Kjell Gruner each qualify as “independent directors” under the NYSE rules. During 2025, the Human Resources Committee held eight meetings.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for, among other things:
•	identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board as set forth in the Company’s Corporate Governance Guidelines;
•	recommending to the Board the nominees for election to the Board at annual meetings of the Company’s stockholders;
•	annually reviewing the committee structure of the Board and recommending to the Board the Directors to serve as members of each committee;
•	periodically reviewing the Board leadership structure and recommending to the Board for its approval changes to the leadership structure;
•	reviewing and assessing the Company’s Corporate Governance Guidelines and recommending any proposed changes to the Board for approval;
•	overseeing the annual self-evaluations of the Board and our other committees; and
•	making recommendations to the Board regarding governance matters, including but not limited to, the Company’s certificate of incorporation, bylaws, and the charters of the Board’s other committees.
The Nominating and Corporate Governance Committee consists of William Cornog, Kjell Gruner, Paul Krause, Bryan Niketh, and Jonathan Root, with Paul Krause serving as chair. William Cornog and Kjell Gruner each qualify as “independent directors” under the NYSE rules. During 2025, the Nominating and Corporate Governance Committee held four meetings.
Sustainability and Safety Committee
As stated above, the Sustainability and Safety Committee was dissolved by the Board on November 20, 2025 and the responsibilities of the Sustainability and Safety Committee are now directly overseen by the Board. During 2025, prior to dissolution, the Sustainability and Safety Committee held one meeting.
LiveWire Group, Inc.   15   2026 Proxy Statement

HUMAN RESOURCES COMMITTEE PROCESSES AND PROCEDURES
The implementation of the Company’s compensation philosophy is carried out under the supervision of the Human Resources Committee. Members of the Company’s management, in addition to the Human Resources Committee’s independent advisors and the Chairman, may attend portions of the Human Resources Committee meetings for the purpose of providing analysis and information to assist in making recommendations on various compensation matters. However, the Company’s management does not participate in executive sessions of the Human Resources Committee. In fulfilling its responsibilities, the Human Resources Committee has the authority to delegate any or all of its responsibilities to a subcommittee.
GUIDELINES FOR SELECTING DIRECTOR NOMINEES
The Nominating and Corporate Governance Committee considers persons identified by its members, management, stockholders, investment bankers, and others. The Nominating and Corporate Governance Committee does not have any specific requirements for selecting nominees as a whole but will generally evaluate each individual in the context of the Board as a whole, with the objective of assembling a Board that can best perpetuate the success of the Company and represent stockholder interests through the exercise of sound judgment using its diversity of experience. The Nominating and Corporate Governance Committee may also require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time. The guidelines for selecting nominees, which are specified in the Corporate Governance Guidelines, generally provide the Nominating and Corporate Governance Committee may take into account many factors, including:
•	personal and professional integrity, ethics and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	strong finance experience;
•	relevant social policy concerns;
•	experience relevant to our industry;
•	experience as a board member or executive officer of another publicly held company;
•	relevant academic expertise or other proficiency in an area of our operations;
•	diversity of expertise and experience in substantive matters pertaining to our business relative to our other Directors;
•	diversity of background and perspective;
•	practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and
•	any other relevant qualifications, attributes or skills.
The Nominating and Corporate Governance Committee does not distinguish among nominees recommended by stockholders and other persons.
All Director nominees have been recommended to the Board by the Nominating and Corporate Governance Committee for re-election as Directors at the Annual Meeting, and the Board has approved such recommendations.
STOCKHOLDERS RECOMMENDATIONS TO THE BOARD OF DIRECTORS
Stockholders who wish to recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential Director candidates may submit the names of the recommended individuals, together with appropriate biographical information and background materials as required by the Company’s Bylaws, to the Board Secretary at 3700 West Juneau Avenue, P.O. Box 653, Milwaukee, Wisconsin 53201-0653. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
LiveWire Group, Inc.   16   2026 Proxy Statement

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
The Board has a process for stockholders and others to send communications to the Board or any Director. All such communications should be sent by mail addressed to the Board or any particular Director at c/o Board Secretary, LiveWire Group, Inc., 3700 West Juneau Avenue, P.O. Box 653, Milwaukee, Wisconsin 53201-0653. All appropriate communications received by the Company’s Board Secretary will be sent directly to the Board or the applicable Director. The Board also communicates with stockholders and other stakeholders through various media, including the Company’s annual report and SEC filings, proxy statement, news releases, and website.
CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a written code of business conduct and ethics, which applies to all our Directors, officers, and employees, including our principal executive officer, our principal financial officer, our principal accounting officer, and other persons performing similar finance functions. Our Code of Business Conduct and Ethics is available under “Governance Documents” on the Governance & Leadership page of the Investors section of our website at investor.livewire.com/governance-leadership/governance-documents. In addition, we intend to post on our website all disclosures that are required by law or listing rules of the NYSE concerning any amendments to, or waivers from, any provision of our Code of Business Conduct and Ethics. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.
INSIDER TRADING POLICY; ANTI-HEDGING AND ANTI-PLEDGING POLICY
We have adopted an Insider Trading Policy that applies to all our Directors, officers, and employees of the Company. We believe the policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and the NYSE listing standards. Under this policy, all our Directors, officers, and employees and their family members are prohibited from purchasing or selling any type of security of a company, including LiveWire, while in possession of material nonpublic information relating to such security, and further prohibits directly or indirectly communicating (or “tipping”) such information to anyone outside of the Company or within the Company other than on a “need-to-know” basis. This policy also imposes certain quarterly trading window restrictions and pre-clearance requirements.
Furthermore, under this policy, all employees, officers, and Directors and their family members are prohibited from engaging in short-sales, transactions in put or call options or other derivative transactions, hedging transactions or other inherently speculative transactions in the Company’s stock or pledging Company stock in any circumstance, including by purchasing Company stock on margin or holding Company stock in a margin account.
CLAWBACK POLICY
We have adopted a Clawback Policy which applies to all employees, including covered officers of the Company. Covered officers are the Company’s Chief Executive Officer, Chief Financial Officer, Controller, or any employee at a level equivalent to vice president or higher in charge of a principal business unit, division, or function, and any person who performs significant policy-making functions. This policy ensures that in the event of an accounting restatement due to material non-compliance with financial reporting requirements, the Company can recover excessive Incentive-Based Compensation received by certain covered officers as required by the Securities and Exchange Commission.
LiveWire Group, Inc.   17   2026 Proxy Statement

Director Compensation
Our Directors play a critical role in guiding the Company’s strategic direction and in overseeing the Company’s management. The many responsibilities and risks and the substantial time commitment of being a Director require the Company to provide adequate compensation commensurate with the Directors’ workload and opportunity costs. During 2025, Directors who were not employees of the Company or H-D received annual cash retainers and a restricted stock unit award, as well an option to receive the cash retainers in the form of fully vested stock units or fully vested deferred stock units which are not distributed until separation of service from the Board, as set forth below in respect of their service on the Board during 2025. Directors who are employees of the Company or H-D do not receive any additional compensation for their service on the Board.
Cash Compensation. The following table is a summary of the annual cash retainers for the non-employee Directors. In 2025, non-employee Directors received retainer fees based on their roles on the Board and the time period during which they served. The retainer fees are paid promptly following the Annual Meeting for service for the ensuing year and are subject to adjustment or recoupment by the Company if a non-employee Director leaves the Board or changes a committee position. Those amounts are disclosed below.

COMPENSATION COMPONENT	ANNUAL AMOUNT ($)
Non-Employee Director	60,000
Committee Chair
Audit and Finance	10,000
Human Resources	7,500
Nominating and Corporate Governance	6,500
Committee Member
Audit and Finance	8,000
Human Resources	5,000
Nominating and Corporate Governance	5,000
Independent Lead Director	20,000

Equity Compensation. Non-employee Directors receive an annual restricted stock unit award on the date following the annual meeting of stockholders, with a grant date fair value of $125,000, which vests on the earlier of the next annual meeting of stockholders or the anniversary of the grant date, subject to the Director’s continued service through such date. Directors may elect to defer settlement of the vested restricted stock units until the Director ceases serving on the Board. All units are settled in shares of the Company’s common stock. Non-employee Directors may also elect to receive their annual cash retainers in the form of fully vested shares of the Company’s common stock or restricted stock units that settle after the Director ceases serving on the Board.
Other Benefits. Non-employee Directors are also eligible to receive an annual clothing allowance of $500 to purchase the Company’s apparel and accessories, use of a Company motorcycle to further Company business objectives and the same discount on Company products that is provided to all Company employees.
2025 DIRECTOR COMPENSATION TABLE
The following table sets forth information for the year ended December 31, 2025, regarding the compensation awarded to, earned by or paid to the non-employee Directors who served on the Board during 2025. Jochen Zeitz, the former President and Chief Executive Officer of H-D and former Chairman of the Board, Luke Mansfield, the former Chief Commercial Officer of H-D, Mr. Koval, the Senior
LiveWire Group, Inc.   18   2026 Proxy Statement

Vice President of Global Motorcycle Development of H-D, Mr. Krause, the Chief Legal, Compliance, and Corporate Affairs Officer and Corporate Secretary of H-D, and Mr. Root, the Chief Financial and Commercial Officer of H-D, did not receive additional compensation for their service as a Director in 2025 and do not receive additional compensation for their service as a Director, and therefore, are not included in the Director Compensation table below.

DIRECTOR NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
William Cornog	80,000	125,001	—	205,001
John Garcia(5)	95,500	125,001	—	220,501
Kjell Gruner	73,000	125,001	—	198,001
Hiromichi Mizuno	68,000	125,001	8,451	201,452

1.
Amounts reflect the annual cash retainers for the year ended December 31, 2025. Non-employee Directors have the option of receiving their cash retainers in the form of stock. Dr. Garcia elected to receive his annual cash retainer payment made in 2025 in the form of deferred stock units.

2.
Amounts reflect the aggregate grant date fair value of stock awards computed in accordance with the provisions of FASB ASC Topic 718. The grant date fair value of restricted stock unit awards is based on the market price of the underlying stock as of the date of grant (which considers the value of dividend equivalents that the holder is entitled to receive).

3.
As of December 31, 2025, the non-employee Directors held outstanding restricted stock units to acquire the following number of shares of the Company’s common stock (Mr. Zeitz, Mr. Mansfield, Mr. Koval, Mr. Krause, and Mr. Root, as former or current employees of H-D, do not hold any awards to acquire the Company’s common stock):

DIRECTOR NAME	OUTSTANDING RESTRICTED STOCK UNITS (#)
William Cornog	121,360
John Garcia	—
Kjell Gruner	121,360
Hiromichi Mizuno	121,360

4.	Amount reflects a tax equalization payment for compensation for Mr. Mizuno, who is not a U.S. citizen, so that he is in the same position as if he was only taxed in his country of residence.
5.	Dr. Garcia’s service on the Board concluded upon his resignation from the Board on June 12, 2025.
2026 NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM
For 2026, the non-employee Director compensation program remains the same as 2025 and includes the same annual cash retainers described above.
NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP GUIDELINES
In February 2026, the Board approved new stock ownership guidelines for each Director who is not an employee of the Company or H-D. Under the guidelines, the non-employee Directors have five years from his or her initial stock grant after his or her election to the Board to accumulate the minimum ownership requirement of five times the retainer fee. The requirement is phased in as follows: 0% by the end of Year 1, 25% by the end of Year 2, 50% by the end of Year 3, 75% by the end of Year 4, and 100% by the end of Year 5. Restricted stock, restricted stock units, shares held in 401(k) accounts, deferred stock units, and shares of common stock directly held by the Director count toward satisfying the guidelines. The shares are valued on a per-share basis at the greater of (i) the fair market value on the applicable measurement date or (ii) the fair market value on the date the shares were granted. Shares sold by Directors are deemed sold on a first-in, first-out basis.
LiveWire Group, Inc.   19   2026 Proxy Statement

PROPOSAL NO. 2:
Ratification of the Selection
of KPMG LLP as Our
Independent Registered Public
Accounting Firm for the Fiscal Year
Ending December 31, 2026
The Audit and Finance Committee has selected KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, and the Board is submitting this selection to our stockholders for ratification at the Annual Meeting. KPMG has served as the Company’s independent registered public accounting firm since 2025. Representatives of KPMG plan to attend the Annual Meeting and will be available to answer appropriate questions from stockholders. They will have the opportunity to make a statement if they desire to do so.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of KPMG as the Company’s independent registered public accounting firm. However, the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate governance practice. If the stockholders fail to ratify the selection, the Audit and Finance Committee will reconsider whether to retain KPMG. Even if the selection is ratified, the Audit and Finance Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit and Finance Committee determines that such a change would be in the best interest of the Company and its stockholders.

The Board of Directors recommends a vote “For” the Ratification of KPMG as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026.

LiveWire Group, Inc.   20   2026 Proxy Statement

Change in Independent Registered Public Accounting Firm
PREVIOUS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On February 26, 2025, upon the completion of a comprehensive selection process, the Audit and Finance Committee approved the dismissal of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm, effective immediately. The Company informed Ernst & Young of their dismissal on February 27, 2025.
The reports of Ernst & Young on the Company’s consolidated financial statements for each of the two fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
In the fiscal years ended December 31, 2024 and 2023 and in the subsequent interim period through February 27, 2025, there were no (a) “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Ernst & Young on any matters of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreement in their report on the consolidated financial statements for such years, or (b) “reportable events,” as described in Item 304(a)(1)(v) of Regulation S-K.
NEW INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On February 26, 2025, the Audit and Finance Committee approved the appointment of KPMG as the Company’s effective independent registered public accounting firm for the fiscal year ending December 31, 2025.
During the fiscal years ended December 31, 2024 and 2023 and in the subsequent interim period through February 27, 2025, neither the Company nor anyone on its behalf consulted with KPMG with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).
LiveWire Group, Inc.   21   2026 Proxy Statement

Independent Registered
Public Accountants
FEES
The following is a summary of the fees and services provided by KPMG to the Company for the fiscal year ended December 31, 2025 and provided by Ernst & Young to the Company for the fiscal year December 31, 2024:

DESCRIPTION OF SERVICES PROVIDED BY KPMG and ERNST & YOUNG	2025 ($)	2024 ($)
Audit Fees(1)	$768,333	$640,000
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
TOTAL	$768,333	$640,000

1.
Audit Fees include fees for the audit of our consolidated financial statements. This category also includes fees for services that generally only the principal auditor can reasonably provide to a client, such as comfort letters, consents, and reviews of documents that we file with the SEC.

As set forth in the Audit and Finance Committee Charter, the Audit and Finance Committee pre-approves the scope of the audit, audit-related, and tax services provided by the independent registered public accounting firm, as well as all associated fees and terms, pursuant to pre-approval policies and procedures established by the Audit and Finance Committee. The Audit and Finance Committee evaluates the independent registered public accounting firm’s qualifications, performance, and independence, and presents its conclusions to the full Board at least on an annual basis.
All the services provided by KPMG and Ernst & Young during 2025 and 2024, respectively, and fees for such services, were pre-approved by the Audit and Finance Committee in accordance with these standards.
LiveWire Group, Inc.   22   2026 Proxy Statement

Report of the Audit and Finance Committee of the Board of Directors
The Audit and Finance Committee reviews the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the preparation and integrity of the consolidated financial statements and the reporting process, including establishing and monitoring the system of internal financial controls. In this context, the Audit and Finance Committee met and held discussions with management and KPMG, the Company’s independent registered public accounting firm, for the fiscal year ended December 31, 2025. The Company’s management has represented to the Audit and Finance Committee that the Company’s consolidated financial statements for the fiscal year ended December 31, 2025, were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit and Finance Committee has reviewed and discussed the audited financial statements of the Company with management of the Company and KPMG.
In addition, the Audit and Finance Committee has reviewed and discussed with KPMG: (i) the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC; and (ii) the written disclosures and the letter received from KPMG required by applicable requirements of PCAOB regarding KPMG’s communications with the Audit and Finance Committee concerning independence and the independence of KPMG from the Company and its management.
Based on the review and discussion referred to above, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.
Respectfully submitted by the members of the Audit and Finance Committee of the Board of Directors:
William Cornog, Chair
Kjell Gruner
Hiromichi Mizuno
LiveWire Group, Inc.   23   2026 Proxy Statement

Common Stock Ownership of Certain Beneficial Owners and Management
Except as otherwise noted, the following table sets forth certain information known to the Company regarding beneficial ownership of the Company’s common stock as of March 23, 2026, by:
•	each person whom we know to own beneficially more than 5% of our common stock;
•	each of the Company’s Directors, nominees, and named executive officers individually; and
•	all the Company’s Directors and executive officers as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.
The beneficial ownership of our common stock is based on 204,761,830 shares of common stock issued and outstanding on March 23, 2026.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them. To our knowledge, no shares of our common stock beneficially owned by any executive officer or Director have been pledged as security.

	SHARES BENEFICIALLY OWNED
NAME OF BENEFICIAL OWNER(1)	NUMBER(2)	PERCENT
GREATER THAN 5% STOCKHOLDERS
Legacy LiveWire Equityholder(3)	181,000,000	88.40%
AEA-Bridges Impact Sponsor LLC(4)	18,450,000	8.57%
DIRECTORS AND NAMED EXECUTIVE OFFICERS
William Cornog	196,739	*
Kjell Gruner	121,360	*
Glen Koval	0	*
Paul Krause	0	*
Hiromichi Mizuno	193,340	*
Bryan Niketh	25	*
Jonathan Root	0	*
Karim Donnez	175,896	*
Allen Gerrard	15,031	*
Ryan Ragland	33,574	*
Tralisa Maraj	73,156	*
All current executive officers and Directors as a group (12 persons)	768,757	*

*	Less than one percent.
LiveWire Group, Inc.   24   2026 Proxy Statement

1.
Unless otherwise indicated, the mailing address of each of the stockholders listed in the table above is c/o LiveWire Group, Inc., 3700 West Juneau Avenue, P.O. Box 653, Milwaukee, Wisconsin 53201-0653.

2.
Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to restricted stock units that vest within 60 days or have vested but have not yet been distributed: 182,233 shares for Mr. Cornog, 121,360 shares for Dr. Gruner, and 193,340 shares for Mr. Mizuno.

3.
The Legacy LiveWire Equityholder is the record holder of such shares of common stock. The Legacy LiveWire Equityholder is a direct, wholly owned subsidiary of H-D. By reason of H-Ds relationship to the Legacy LiveWire Equityholder, H-D may be deemed to share the power to vote or to direct the vote and to dispose or direct the disposition of the shares of common stock held by the Legacy LiveWire Equityholder and may be deemed to have shared beneficial ownership of the shares of common stock held directly by the Legacy LiveWire Equityholder.

4.
Based on a Form 13G filed with the SEC on February 10, 2023. AEA-Bridges Impact Sponsor LLC (the “Sponsor”) directly holds (i) 7,950,000 shares of common stock and (ii) 10,500,000 private placement warrants that are currently exercisable into an equal number of shares of common stock. The Sponsor is governed by a three-member board of managers. Each manager has one vote, and the approval of a majority of the managers is required to approve an action of our sponsor. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. This is the situation with regard to the Sponsor. Based upon the foregoing analysis, no individual manager of the Sponsor exercises voting or dispositive control over any of the securities held by the Sponsor, even those in which such manager directly holds a pecuniary interest. The business address for the Sponsor is 520 Madison Avenue, 40th Floor, New York, NY 10022.

LiveWire Group, Inc.   25   2026 Proxy Statement

Executive Compensation
2025 NAMED EXECUTIVE OFFICERS
This section describes the material components of the Company’s executive compensation program for the executive officers who are named in the “Summary Compensation Table” below. In 2025, our named executive officers (“NEOs”) and their positions were as follows:

NAME	POSITION(S)
Karim Donnez	Chief Executive Officer
Allen Gerrard	General Counsel & Board Secretary
Ryan Ragland	Head of Product Development & Design
Tralisa Maraj	Former Chief Financial Officer

As an “emerging growth company” within the meaning of the JOBS Act, we have opted to comply with the reduced executive compensation disclosure requirements available to emerging growth companies pursuant to the JOBS Act, which require compensation disclosure for each person who served as our principal executive officer in 2025, the two most highly compensated executive officers other than our principal executive officer for 2025, plus up to two additional people who would have been the two most highly compensated executive officers other than our principal executive officer but for the fact that they were no longer serving as executive officers on December 31, 2025.
2025 COMPENSATION OVERVIEW
Below is a summary of the actions taken with respect to the key elements of NEO compensation in 2025:
•
Base Salary: Mr. Gerrard’s annual base salary was increased to $315,000 effective December 1, 2025 to align his salary with the market. No changes were made to the annual base salaries for each of the other NEOs.

•
Short-Term Incentive Plan: The Human Resources Committee approved the 2025 Short Term Incentive Plan and metrics discussed in further detail below under “2025 Short-Term Incentive Plan.” Each of the NEOs were eligible to participate.

•
Long-Term Incentive Plan: The Human Resources Committee approved annual equity awards under the LiveWire Group, Inc. 2022 Incentive Award Plan for each NEO in the form of restricted stock units, which vest on each of the first three anniversaries of the date of the grant.

LiveWire Group, Inc.   26   2026 Proxy Statement

SUMMARY COMPENSATION TABLE
The following table discloses compensation paid to our NEOs in 2024 and 2025, as applicable.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)	STOCK AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	OPTION AWARDS ($)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
Karim Donnez Chief Executive Officer	2025	600,000	—	1,800,001	480,001	—	29,750	2,909,752
	2024	600,000	—	1,800,007	600,000	—	29,325	3,029,332
Allen Gerrard General Counsel & Board Secretary	2025	300,866	—	225,000	100,801	—	25,822	652,489
Ryan Ragland(5) Head of Product Development & Design	2025	300,000	—	285,004	96,001	—	—	681,005
	2024	261,538	—	150,009	97,252	—	32,924	541,723
Tralisa Maraj(6) Former Chief Financial Officer	2025	214,712	—	462,001	—	—	8,996	685,709
	2024	385,000	—	462,001	288,750	—	28,648	1,164,399

(1)	Amounts reflect the base salary earned by our NEOs.
(2)
Amounts shown reflect the aggregate grant date fair value of each restricted stock unit award granted, computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). The grant date fair value of restricted stock unit awards is based on the market price of the underlying stock as of the date of grant (which considers the value of dividend equivalents that the holder is entitled to receive).

(3)
The amounts reported in this column for 2025 include the amounts each NEO earned under his or her STIP award for 2025, which were paid during 2026. For each year in this table, this column shows compensation for the year in which it was earned, even if the amount was paid during the following year.

(4)	Amounts reported in the All Other Compensation column for 2025 consisted of 401(k) plan Company matching and retirement contributions.
(5)	Mr. Ragland was appointed to the position of Head of Product Development & Design on September 30, 2024.
(6)	Ms. Maraj resigned from the Company effective July 11, 2025.
NARRATIVE TO SUMMARY COMPENSATION TABLE
2025 Base Salaries
Each of our NEOs received a base salary to compensate them for services rendered to the Company. The base salary payable to each of these NEOs is intended to provide a fixed component of compensation reflecting the NEO’s skill set, experience, role, responsibilities and market data. Base salaries for our NEOs for 2025 are set forth below. The actual base salaries earned by our NEOs for services to the Company in 2025 are set forth in the “Salary” column of the “Summary Compensation Table” above.

NAME	2025 BASE SALARY ($)
Karim Donnez	600,000
Allen Gerrard	315,000(1)
Ryan Ragland	300,000
Tralisa Maraj	385,000

(1)	Mr. Gerrard’s base salary increased from $300,000 to $315,000 effective December 1, 2025.
LiveWire Group, Inc.   27   2026 Proxy Statement

2025 Cash Incentives
LiveWire Short-Term Incentive Plan
Based upon input from the independent compensation consultant to the Human Resources Committee, Meridian Compensation Partners LLC, the Human Resources Committee approved the LiveWire Short-Term Incentive Plan (“STIP”), in which all our NEOs were eligible to participate. Under the STIP, annual cash incentives were targeted at a percentage of base salary and earned based upon metrics tied to Company performance. For all NEOs the incentive metrics were LiveWire retail unit sales and LiveWire and STACYC combined cash burn, each weighted equally. LiveWire retail unit sales include sales of the Company’s LiveWire ONE, Mulholland, Del Mar, and Alpinista motorcycles.
The Human Resources Committee selected the foregoing metrics to drive the Company’s focus on growth, while managing cash and expenses. The STIP program permits the Human Resources Committee to exercise discretion to adjust results for unforeseen events; however, no discretion was applied in approving actual results and results for 2025.
The annual target incentive opportunities (expressed as a percentage of base salary) under the 2025 Short-Term Incentive Plan for our NEOs and the actual amounts paid to our NEOs based on their respective performance results are set forth below:

NAME	ANNUAL TARGET INCENTIVE (% OF BASE SALARY)	ACTUAL AWARD PAID ($)
Karim Donnez	100	480,001
Allen Gerrard	40	100,801
Ryan Ragland	40	96,001
Tralisa Maraj	75	—(1)

(1)	Ms. Maraj’s employment concluded during 2025, and she was therefore not eligible to receive a payout under the STIP.
Equity Compensation
2025 Equity Grants
On February 19, 2025, all NEOs were granted restricted stock units, all of which vest as to one-third of the restricted stock units on each of the first three anniversaries of the grant date, subject to continued employment with the Company through such dates. The restricted stock units granted to Ms. Maraj were forfeited when her employment concluded.
Other Elements of Compensation
Retirement, Health and Welfare Plans
All NEOs, besides Mr. Ragland, participated in the LiveWire qualified section 401(k) savings plan in 2025. We believe this plan is competitive with plans of other similar companies.
In 2025, the NEOs participated in health and welfare plans including:
•	medical, dental and vision benefits;
•	dependent care flexible spending accounts;
•	short-term and long-term disability insurance; and
•	basic life and accidental death and dismemberment insurance.
For the NEOs, the health and welfare plans were maintained by LiveWire.
Perquisites
During 2025, the Company did not provide any perquisites to the NEOs.
No Tax Gross-Ups
During 2025, the Company did not make gross-up payments to cover the NEOs’ personal income taxes pertaining to any of the compensation or perquisites paid or provided by the Company.
LiveWire Group, Inc.   28   2026 Proxy Statement

EXECUTIVE EMPLOYMENT ARRANGEMENTS
The following section addresses the key elements of the compensation arrangements with each of our NEOs, including the key terms of any letter agreements or employment agreements between the NEO and the Company. Messrs. Gerrard and Ragland do not have individual compensatory agreements with the Company and Ms. Maraj did not have an individual compensatory agreement either.
Mr. Donnez Employment Arrangement
On May 16, 2023, the Company entered into an offer letter agreement with Mr. Donnez (the “Donnez Agreement”) appointing him as Chief Executive Officer of the Company. The Donnez Agreement set forth Mr. Donnez’s initial compensation, including an annual base salary, a target annual cash incentive of 100% of base salary, and a target long-term equity incentive of 300% of base salary. Since that time, his compensation has been determined by the Human Resources Committee.
Executive Severance Plan
Each of the NEOs is eligible to participate in the Company’s Executive Severance Plan. The Executive Severance Plan provides that, upon termination of the applicable NEO’s employment (other than for cause or due to death or disability), the Company will pay such NEO severance consisting of (i) a lump sum payment equal to 12 months’ base salary for the CEO and President and a lump sum payment equal to 6 months’ base salary for all other NEOs, (ii) a prorated short-term incentive plan payment for the year of termination (based on actual performance, calculated pursuant to the Executive Severance Plan), (iii) a lump sum payment equal to 12 months of certain employee benefits, such as medical, dental and vision benefits for the CEO and President and a lump sum payment equal to 6 months of certain employee benefits, such as medical, dental, and vision benefits for all other NEOs, and (iv) a lump sum cash payment of $10,000 for use in securing outplacement services. The receipt of such severance is conditioned upon the applicable NEO’s agreement to certain restrictive covenants as permitted under applicable law, including a confidentiality agreement, an agreement regarding non-solicitation of other employees, a non-compete agreement, a non-disparagement agreement and execution of a general release of claims in favor of LiveWire.
We agreed that Mr. Ragland would be entitled to maintain the severance benefits that he was entitled to as President of STACYC prior to transitioning to his current position as the Company‘s Head of Product Development and Design, which includes 12 months of base salary and certain employee benefits, such as medical, dental, and vision benefits (instead of 6 months), in addition to the other severance benefits pursuant to the Company’s Executive Severance Plan. In 2025, the Company entered into separate letter agreements with each of the NEOs, other than Mr. Ragland who would be entitled to the severance benefits indicated above and Ms. Maraj who resigned effective July 11, 2025 and was not entitled to severance benefits, entitling the NEOs to increased severance benefits, which includes 18 months of base salary and certain employee benefits, such as medical, dental, and vision benefits (instead of 12 months) for the CEO, and 12 months of base salary and certain employee benefits, such as medical, dental, and vision benefits (instead of 6 months) for the other NEOs, in addition to the other severance benefits pursuant to the Company’s Executive Severance Plan.
The Company’s Executive Severance Plan provides that, to the extent payments under such plan would be considered “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, such payments will be reduced to a point at which they are no longer considered excess parachute payments (solely if the after-tax value of such payments to the NEO, had such reduction not been applied, would be 110% or less of the after-tax value of the reduced payments).
LiveWire Group, Inc.   29   2026 Proxy Statement

OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR-END
The following table presents information regarding outstanding equity awards held as of December 31, 2025 by our NEOs. All equity awards held by Ms. Maraj were forfeited in connection with the conclusion of her employment during 2025, such that none were outstanding at December 31, 2025.

	STOCK AWARDS
NAME	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(1)(2)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)
Karim Donnez	989,120	4,371,910
Allen Gerrard	98,146	433,805
Ryan Ragland	130,621	577,345

1.	The amounts in this column consist of unvested restricted stock units. The value of the awards in this column is based on the closing price of the underlying common stock on December 31, 2025.
2.	Restricted stock units (“RSUs”) vest as follows:

NAME	RSU VESTING DATE	NUMBER OF RSUS
Karim Donnez	June 2026	98,136
	February 2026	67,340
	February 2027	67,341
	February 2026	252,101
	February 2027	252,101
	February 2028	252,101
Allen Gerrard	June 2026	1,804
	June 2027	1,804
	February 2026	31,512
	February 2027	31,513
	February 2028	31,513
Ryan Ragland	February 2026	6,840
	February 2026	5,612
	February 2027	5,612
	February 2026	31,512
	February 2027	31,513
	February 2028	31,513
	August 2026	6,006
	August 2027	6,006
	August 2028	6,007

LiveWire Group, Inc.   30   2026 Proxy Statement

Equity Compensation Plan Information
The following table provides certain information with respect to all the Company’s equity compensation plans as of December 31, 2025:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS (a)	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS (b)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (c)
Equity compensation plans approved by stockholders	2,812,159(1)	—(2)	23,924,706(3)
Equity compensation plans not approved by stockholders	—	—	—
Total	2,812,159	—	23,924,706(3)

1.	Reflects shares of common stock issuable under awards outstanding under the LiveWire Group, Inc. 2022 Incentive Award Plan (the “2022 Plan”).
2.	As of December 31, 2025, the Company has only issued restricted stock units, which have no exercise price.
3.	Reflects shares of common stock available for future issuance under the 2022 Plan.
LiveWire Group, Inc.   31   2026 Proxy Statement

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our Directors, executive officers, and persons who own more than ten percent of a registered class of our equity securities to file with us, the SEC, and the NYSE initial reports of ownership and reports of changes in ownership of any of the Company’s equity securities. Based on a review of the copies of such forms furnished to the Company and the Company’s officers’ and Directors’ written representations, the Company believes that all required Section 16 reports were filed on a timely basis, except one Form 3 for Jennifer Hoover, who became a Section 16 officer on July 14, 2025, was filed late due to the administrative delays in receiving her SEC filing codes. The Form 3 was filed promptly on August 13, 2025 upon receiving her SEC filing codes.
LiveWire Group, Inc.   32   2026 Proxy Statement

Certain Transactions and Relationships
POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS
The Board has adopted a Related Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration, and oversight of “related person transactions.” For purposes of this policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.
Transactions involving compensation for services provided to us as an employee, consultant, or Director will not be considered related person transactions under this policy. A related person is any executive officer, Director, or Director nominee to become a Director or a holder of more than 5% of any class of our voting securities (including common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons. Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to the Audit and Finance Committee (or, where review by the Audit and Finance Committee would be inappropriate, to another independent body of the Board) for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, Directors and certain significant stockholders. In considering related person transactions, our Audit and Finance Committee takes into account the relevant available facts and circumstances, which may include, but are not limited to: (i) the risks, costs, and benefits to us; (ii) the impact on a Director’s independence in the event the related person is a Director, immediate family member of a Director or an entity with which a Director is affiliated; (iii) the terms of the transaction; (iv) the availability of other sources for comparable services or products; and (v) the terms available to or from, as the case may be, unrelated third parties.
The Audit and Finance Committee will approve only those transactions that it determines are fair to us and in our best interests.
RELATED PARTY TRANSACTIONS
The following is a description of transactions to which we were a party since January 1, 2025, in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, Directors, or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.
LIVEWIRE RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Throughout this section, unless otherwise noted, “Legacy LiveWire,” “Company,” “we,” “us,” “our” and similar terms refer to LiveWire EV, LLC and its subsidiaries prior to the consummation of the Business Combination.
Registration Rights Agreement
On September 26, 2022, LiveWire entered into the Registration Rights Agreement, with Legacy LiveWire, the Sponsor, Legacy LiveWire Equityholder, John Garcia, John Replogle and George Serafeim (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, Legacy LiveWire, the Sponsor, Legacy LiveWire Equityholder, John Garcia, John Replogle and George Serafeim are entitled to certain piggyback registration rights and customary demand registration rights.
The Registration Rights Agreement provides that, as soon as practicable, and in any event within 30 calendar days after September 26, 2022, LiveWire will use commercially reasonable efforts to file with the SEC a shelf registration statement. LiveWire will use its commercially reasonable efforts to have such shelf registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty calendar days after the filing thereof (or ninety calendar days after the filing thereof if the SEC notifies LiveWire that it will “review” the registration statement) and (ii) five business days after the date LiveWire is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review; and LiveWire will not be subject to any form of monetary penalty for its failure to do so.
LiveWire Group, Inc.   33   2026 Proxy Statement

The Registration Rights Agreement also provides for certain lock-up restrictions on the shares of common stock and any other equity securities convertible into or exercisable or exchangeable for shares of common stock (including any Private Placement Warrants) held by the Sponsor, Legacy LiveWire Equityholder, Dr. Garcia, Mr. Replogle and Mr. Serafeim (the “Lock-up Shares”). Pursuant to the Registration Rights Agreement, Legacy LiveWire Equityholder (together with its respective successors and any permitted transferees) agreed to be subject to a seven year lock-up from September 26, 2022 (the “Closing Date”). Such lock-up restrictions for Legacy LiveWire Equityholder are subject to certain customary exceptions, and an early-release provision if the volume-weighted average of the shares of common stock is greater than or equal to $18.00 for any 20 trading days within a 30-trading day period; however, such early release provision commences at least 18 months after the Closing Date and any sales pursuant to such early release provision is subject to the review of the Conflicts Committee. In addition, the Lock-up Shares held by Legacy LiveWire Equityholder are subject to early release when written notice of termination is given by LiveWire (or its permitted assigns or successor), pursuant to Section 13.3 of the Contract Manufacturing Agreement.
Separation Agreement
On September 26, 2022, we entered into a Separation Agreement with H-D (the “Separation Agreement”).
The Separation Agreement sets forth our agreements with H-D regarding the Separation.
Transfer of Assets and Assumption of Liabilities. The Separation Agreement identifies the assets to be transferred, liabilities to be retained or assumed (as applicable) and contracts to be assigned or retained (as applicable) to each of Legacy LiveWire and H-D (and its applicable subsidiaries) as part of the Separation. The Separation Agreement provides for when and how such transfers, assumptions, and assignments will occur (to the extent that such transfers, assumptions and assignments have not already occurred prior to the parties’ entry into the Separation Agreement).
The Separation Agreement further sets forth the basis on which specified assets or liabilities (or any part thereof), the transfer of which is subject to a third-party consent, approval, permission or waiver, which has not been obtained by the date on which implementation of the Separation occurs in the relevant jurisdiction, will continue to be held by the relevant transferor for the account, risk and economic benefit of, and at the cost of, the relevant transferee.
Intercompany Arrangements. All agreements, arrangements, commitments, and understandings, including most intercompany accounts, between us, on the one hand, and H-D or any of its subsidiaries, on the other hand, terminate effective as of the completion of the Separation, except specified agreements and arrangements that are intended to survive completion of the Separation that are either transactional in nature or at arms’-length terms.
Representations and Warranties. Except as expressly set forth in the Separation Agreement or any ancillary agreement, neither we nor H-D make any representation or warranty as to the assets, business or liabilities transferred or assumed as part of the Separation, or as to the legal sufficiency of any assignment, document or instrument delivered to convey title to any asset or thing of value transferred in connection with the Separation. Except as expressly set forth in the Separation Agreement and certain other ancillary agreements, all assets are transferred on an “as is,” “where is” basis.
Indemnification. We and H-D each agree to indemnify the other and each of the other’s shareholders, stockholders, Directors, partners, managers, managing members, officers, agents or employees for losses incurred that arise out of or result from (i) liabilities of us or H-D, as applicable, resulting, directly or indirectly, from liabilities assumed or retained (as applicable) by the other party; and (ii) liabilities of us or H-D, as applicable, resulting, directly or indirectly, from the operations of the Legacy LiveWire business or the H-D business, as applicable, from and after the effective time of the Separation.
Release of Claims. We and H-D each agree to release the other and its affiliates, successors and assigns, and all persons that, prior to completion of the Separation, have been the other’s shareholders, stockholders, Directors, officers, agents or employees, and their respective heirs, executors, administrators, successors and assigns, from any claims against any of them that arise out of or relate to our and H-D’s respective businesses, provided that such release will not be effective with respect to (i) any liability provided in or resulting from certain existing agreements between us and H-D to the extent such liability is specified as not to terminate as of the effective time of the Separation; (ii) any liability provided in or resulting from any of the ancillary agreements or any contract or understanding entered into after the effective time of the Separation between us and H-D and our and their respective affiliates; (iii) any liability assumed, transferred, assigned or allocated to us and our affiliates or H-D and its affiliates in accordance with the Separation Agreement; or (iv) any liability that we or H-D have with respect to indemnification or contribution pursuant to the Separation Agreement or otherwise for claims brought against us or H-D by third parties that are governed by terms of the Separation Agreement.
LiveWire Group, Inc.   34   2026 Proxy Statement

Mutual non-solicitation undertaking. Subject to certain customary exceptions, each of us and H-D agree to a three-year mutual non-solicitation undertaking regarding the other party’s employees.
Other matters governed by the Separation Agreement. Other matters governed by the Separation Agreement include, without limitation, shared contracts and permits, termination, assignment, insurance arrangements, guarantees and letters of credit, confidentiality, mutual assistance, and information sharing and retention after completion of the Separation, and transfer of and post- Separation access to certain books and records.
Transition Services Agreement
On September 26, 2022, we entered into a Transition Services Agreement with H-D (the “Transition Services Agreement”) pursuant to which H-D provided to us various services and support on a transitional basis to allow LiveWire to develop the capability to support ourselves or to engage a third-party provider to provide those services and support. The charges for the services were on a cost-plus basis (with a mark-up to reflect the management and administrative cost of providing the services). The services generally commenced on the date of the Separation and were intended to terminate between six and twelve months of the date of the Separation, with the option to extend or convert the services to longer term under the Old Master Services Agreement. All services under the Transition Services Agreement have either terminated or have been included in the New Master Services Agreement.
Each party is liable to the other party for any third-party claim or cause of action arising from the indemnifying party’s fraud, gross negligence, or willful misconduct in connection with the Transition Services Agreement. H-D’s maximum liability to us under the Transition Services Agreement is $2,000,000.
Master Services Agreement
On September 26, 2022, we entered into a Master Services Agreement with H-D (the “Old Master Services Agreement”) in connection with the Separation, pursuant to which H-D provided us with certain services that we did not yet have the capability to perform for ourselves, including services related to testing and development, product regulatory support, color materials, finishes, paint and graphics, technical publication, application support and maintenance, service desk support, warehousing support, safety investigation, and marketing vehicle and fleet center, as we may request from time to time.
On December 23, 2024, we entered into a new Master Services Agreement (the “New Master Services Agreement”) with H-D. The New Master Services Agreement became effective on January 1, 2025, and terminated the Old Master Services Agreement. Pursuant to the New Master Services Agreement, H-D will continue to provide LiveWire with certain services that LiveWire determined would be better outsourced at this time, including services that support testing and development, product regulatory support, color materials, finishes, paint and graphics, technical publication, application support and maintenance, service desk support, warehousing support, and other corporate support services. The New Master Services Agreement incorporates a subset of support services previously provided under the now expired Transition Services Agreement including services where LiveWire utilizes H-D’s subject matter experts for targeted guidance or allow LiveWire to leverage H-D’s systems or equipment for cost savings purposes. The New Master Services Agreement contemplates that each of the services shall be provided to LiveWire as detailed under the terms of the New Master Services Agreement and the exhibit thereto or as set forth in a separate, mutually agreed upon letter agreement. The New Master Services Agreement also provides that any service or project not contemplated by the New Master Services Agreement will be set forth in a separate, mutually agreed upon side letter or letter agreement, and any fee for such service or project will be separate than the fee provided for in the New Master Services Agreement. The New Master Services Agreement has an initial term of seven years and will be renewable upon mutual agreement. The New Master Services Agreement or any related letter agreement for additional services may be terminated by either party upon the other party’s material, uncured breach. H-D may also terminate the New Master Services Agreement or any related letter agreement upon LiveWire’s change of control or, at the end of a calendar year upon 180 days written notice, in the event that LiveWire failed to engage H-D to manufacture at least forty percent of LiveWire’s production during that calendar year. The charges for the services will be a flat monthly fee representing cost plus a markup. A joint steering committee composed of senior executives and/or designees of each party will meet annually to formulate a forecast and plan for LiveWire’s anticipated service needs, as well as adjust the monthly fee as appropriate, and will oversee the progress of the services and address any disputes.
Each party indemnifies the other for any third-party claim arising from the indemnifying party’s breach under both of the Old and New Master Services Agreement, violation of applicable law or tortious conduct resulting in death or personal injury, or any destruction of real or personal property for which the indemnifying party is legally responsible. In addition, each party indemnifies the other party for third-party claims alleging IP infringement. Specifically, H-D indemnifies us with respect to third-party infringement claims arising from our use of H-D’s intellectual property in accordance with the agreement, and we indemnify H-D with respect to third-party infringement claims arising from H-D’s use of our specifications, designs, and other materials that we provide to H-D pursuant to the New Master
LiveWire Group, Inc.   35   2026 Proxy Statement

Services Agreement. Except for claims for indemnification, or liability arising from a party’s fraud, gross negligence or willful misconduct, neither party’s aggregate liability to the other in connection with a statement of work entered under the New Master Services Agreement will exceed the total amount of fees paid or payable by us to H-D for the services under that statement of work in the 12-month period preceding the claim giving rise to liability.
Contract Manufacturing Agreement
On September 26, 2022, we entered into a Contract Manufacturing Agreement with H-D (the “Contract Manufacturing Agreement”) in connection with the Separation, pursuant to which H-D provides contract manufacturing and procurement services to us for the products in our LiveWire platform, as well as our anticipated Speed and SpeedWire platforms. Under the original agreement, H-D is our exclusive manufacturer for these platforms for five years from the date that H-D begins manufacturing the relevant platform (and five years from the Separation for the LiveWire platform). On February 14, 2024, the parties entered into an amendment of the Contract Manufacturing Agreement extending the exclusivity provision for an additional one year. Following this exclusivity period, we may terminate the agreement for one or more products within the relevant platform upon two years’ notice, subject to payment of certain termination charges (which are intended to compensate H-D for its capital investment and other sunken costs). The agreement may also be terminated, in whole or part, by either party upon the other party’s material, uncured breach, inability to perform its obligations for more than six months due to a force majeure event, bankruptcy or insolvency, or change of control.
Under the Contract Manufacturing Agreement, we are subject to a minimum annual volume commitment for each product and pay a deficit fee for failure to meet the minimum. The products that H-D manufactures for us are priced on a cost-plus basis, with a mark-up of six percent of H-D’s cost for manufacturing the relevant product. An operational committee consisting of designated employees of each party will meet quarterly for administrative purposes, including for the review of changes to pricing, minimum volumes and other terms H-D will procure, on our behalf, equipment and materials that are used in both H-D’s and our products, and we will procure all other equipment and materials, as well as tooling, needed to manufacture the products.
The Contract Manufacturing Agreement contains a limited warranty by H-D that the products it delivers to us will conform to our specifications, and that they will be free from defects in workmanship, liens, and encumbrances. The warranty extends for a period of five years from delivery to us for batteries, two years from delivery to our end customer for motorcycles (including parts and accessories sold with the motorcycle) and one year from the date of delivery to our end customer for separately sold motorcycle parts and accessories. In the event of warranty breach (other than as a result of materials or items owned or furnished by us or failure of a third-party supplier to comply with its supply contract), H-D will either repair or replace the non-conforming products at its expense. The warranty period for a repaired or replaced product will be the balance of the warranty period for the original non-conforming product remaining from the date we notified H-D of the warranty claim.
Each party indemnifies the other party for any third-party claim arising from the indemnifying party’s gross negligence, willful misconduct, material breach of the Contract Manufacturing Agreement or breach of its confidentiality or data privacy and security obligations. In addition, we indemnify H-D for any third-party claim alleging that use of our specifications, technical manufacturing documents or materials infringes a third party’s intellectual property rights, and H-D indemnifies us for any third-party claim alleging that H-D’s manufacturing processes or other actions taken by H-D in its provision of manufacturing services infringe a third party’s intellectual property rights (unless we direct H-D to take such actions). Except for liability arising from a party’s fraud, gross negligence, willful misconduct, violation of law, a product recall or indemnification obligations, neither party’s aggregate liability to the other in connection with the Contract Manufacturing Agreement will exceed the total amount of fees paid or payable by us to H-D under the Contract Manufacturing Agreement in the 12-month period preceding the claim giving rise to liability.
Trademark License Agreement
On September 26, 2022, we entered into a Trademark License Agreement with H-D (the “Trademark License Agreement”) in connection with the Separation, pursuant to which H-D granted to us a royalty-free license to use certain H-D trademarks with respect to our products. The Trademark License Agreement has an initial term of two years, and automatically renews for successive two-year periods unless either party gives notice of non-renewal at least 60 days prior to the end of the then-current term. The Trademark License Agreement last automatically renewed on September 26, 2024.
Other than certain specified pre-approved uses that exist today, all uses by us of H-D marks require H-D’s prior, written approval, which may be withheld in H-D’s sole discretion. We are required to comply with H-D branding guidelines and quality control procedures. H-D may terminate the agreement earlier upon our breach of any of the provisions related to ownership, protection, or use of the licensed marks or any of the quality requirements, our bankruptcy or insolvency, or our unpermitted assignment of the agreement. H-D indemnifies us against any third-party claim alleging that our use of the licensed marks infringes any third party’s intellectual property.
LiveWire Group, Inc.   36   2026 Proxy Statement

We indemnify H-D against any third-party claim arising from our breach of the agreement, our use of the licensed marks, or our manufacture, marketing, advertising, distribution, or sale of products under those marks.
Joint Development Agreement
On September 26, 2022, we entered into a Joint Development Agreement with H-D (the “Joint Development Agreement”) in connection with the Separation, pursuant to which the parties may agree to engage in joint development projects, which would be set forth in one or more mutually agreed project work statements. The Joint Development Agreement remains in effect until we and H-D mutually agree to terminate it and can be terminated earlier by either party upon the other party’s material, uncured breach.
Under the Joint Development Agreement, H-D is required to notify us of any development projects for H-D’s business that are primarily related to electric vehicles, and we have the right to make a proposal with respect to the joint development of such a project. The parties will discuss in good faith whether or not it’s beneficial for the parties to enter into a joint development project with respect to such project. If H-D engages in any development projects that are primarily related to electric vehicles and fails to consult with us so that we can make a proposal with respect such potential project, then the intellectual property developed pursuant to such H-D development project will be owned and licensed in accordance with the default intellectual property terms of the agreement (described below). Unless we and H-D agree otherwise for a particular project, each party bears its own costs and expenses in connection with each project under the Joint Development agreement.
Unless otherwise mutually agreed for a particular project under the Joint Development Agreement, we own project intellectual property relating exclusively to electric vehicles and H-D owns all other project intellectual property. Each party is granted a perpetual license to use the project intellectual property in connection with that party’s products, which, for us, are limited to two-, three- or four-wheeled electric vehicles, related parts and accessories and electric vehicle systems.
Each party indemnifies the other party against any third-party claims arising from or related to the indemnifying party’s breach of the agreement, death or bodily injury caused by negligence of the indemnifying party, or damage, loss or destruction of any property or third-party claims alleging that the indemnified party’s use of the indemnifying party’s background intellectual property in accordance with the Joint Development Agreement violates the intellectual property rights of a third party.
Employee Matters Agreement
On September 26, 2022, we entered into an Employee Matters Agreement with H-D (the “Employee Matters Agreement”). The Employee Matters Agreement allocated the liabilities and responsibilities between H-D and us relating to employee claims, compensation and benefit plans and programs, including the treatment of retirement, health and welfare plans and equity and other incentive plans and awards. The key provisions of the Employee Matters Agreement include the following:
Equity Award Treatment. In connection with the Separation, each H-D restricted stock unit award (each, an “RSU”) that was outstanding and held by one of our employees was converted into the right to receive cash payments, subject to applicable withholding taxes and deductions (each, an “RSU Payment”), payable on or within thirty (30) days after the date(s) on which the RSU award would have otherwise become vested in accordance with the vesting schedule that applied to the RSU award immediately prior to the Separation, subject to and conditioned upon the applicable employee’s continued employment or service with us through the applicable vesting date. The amount of each RSU Payment will equal (x) the number of shares of H-D common stock subject to such RSU that would have otherwise become vested on the applicable vesting date in accordance with the applicable H-D RSU vesting schedule multiplied by (y) the closing trading price of a share of H-D common stock on the RSU vesting date. In addition, in connection with the Separation we established the 2022 Incentive Award Plan in which Directors, employees, (including our named executive officers) our consultants and certain affiliates are eligible to participate.
Non-Qualified Deferred Compensation Plan. Certain of our employees participated in a non-qualified deferred compensation plan sponsored by H-D prior to the Separation. In connection with the Separation, such employees ceased to be eligible make additional deferrals under such plan. Distributions of their account balances will continue to be made in accordance with the H-D non-qualified deferred compensation plan.
Pension Plan. Certain of our employees participated in a pension plan maintained by H-D prior to the Separation. Following the Separation, each such employee continued to be an active participant in such H-D pension plan and will remain entitled to his or her benefits under the H-D pension plan in accordance with the terms of the pension plan through December 31, 2022, or, if earlier, the date that such participant’s payments commence under the pension plan or such participant’s service terminates (the earliest such date, the participant’s “service end date”). From and after each such participant’s service end date, H-D will recognize our employees’ service for purposes of determining eligibility for early retirement benefits and/or retirement-type subsidies, including under the pension plan.
LiveWire Group, Inc.   37   2026 Proxy Statement

Employment Law Liabilities. In connection with the Separation, employment-related liabilities for our employees and H-D’s employees were allocated between us and H-D. Any liabilities for employment-related claims and liabilities relating to H-D employees and/or prospective H-D employees, whether the basis for a claim arose before, on or after the Separation, and any employment-related claims and liabilities relating to our employees, the basis for which arose on or before the Separation, were allocated to H-D. Any liability for employment-related claims and liabilities relating to LiveWire employees and/or prospective employees, the basis for which arose after the Separation, were allocated to LiveWire. Any employment-related claims and liabilities relating to any shared employee providing services to both us and H-D as a result of the Separation were allocated between H-D and us in accordance with the allocation methodology mutually agreed upon by H-D and us.
Tax Matters Agreement
On September 26, 2022, the Company entered into a Tax Matters Agreement with H-D (the “Tax Matters Agreement”). The Tax Matters Agreement sets forth the principles and responsibilities regarding the allocation of taxes, adjustments with respect to taxes, preparation of tax returns, tax audits and certain other tax matters that affect LiveWire and H-D in the event LiveWire or any of its subsidiaries become members of any of H-D’s consolidated, combined, unitary and other similar groups for federal, state or local income tax purposes (or the Company has certain income, gain, loss and deduction included in the tax returns of such groups).
Under the Tax Matters Agreement, to the extent that the Company or any of its subsidiaries are required to be included in any consolidated or combined income tax return required to be filed by H-D, H-D will prepare and file (or cause to be prepared and filed) each such tax return and will pay or cause to be paid all taxes due in respect thereof. We will be required to make payments to H-D for its share of taxes reflected on such tax returns. With respect to U.S. federal income tax returns for any taxable period in which we (or any of its subsidiaries) are included in H-D’s consolidated group for U.S. federal income tax purposes, the amount of taxes to be paid by us is generally determined, subject to certain adjustments, as if the Company and each of its subsidiaries filed its own separate consolidated federal income tax return (LiveWire’s “separate federal tax liability”). With respect to state and local income tax returns for any taxable period in which LiveWire or any of its subsidiaries are included in H-D’s combined, consolidated or unitary group for state or local income tax purposes, the amount of taxes to be paid by LiveWire is determined, subject to certain adjustments using principles analogous to the principles used to compute LiveWire’s separate federal tax liability, as if LiveWire and each of its subsidiaries included in such combined, consolidated or unitary group filed its own combined, consolidated or unitary group state or local income tax return.
LiveWire’s inclusion in H-D’s consolidated group may result in H-D utilizing certain tax attributes that LiveWire generates, including net operating losses, and LiveWire will receive no compensation from H-D for the use of such attributes.
The Tax Matters Agreement applies as of the initial date upon which H-D’s ownership of LiveWire meets the applicable minimum threshold required to file either a combined return or a consolidated return and will remain in effect unless the parties agree in writing to terminate the agreement. Notwithstanding any termination of the Tax Matters Agreement, the agreement will continue in effect with respect to any payment or indemnification due for all taxable periods prior to the termination during which the Tax Matters Agreement was in effect.
Loan Agreements
As previously disclosed in our Current Report on Form 8-K filed on February 16, 2024, on February 14, 2024, the Company entered into a Convertible Delayed Draw Term Loan Agreement with H-D providing for term loans in one or more advances up to an aggregate principal amount of $100 million (the “H-D Loan Agreement”). As previously disclosed in our Quarterly Report on Form 10-Q filed on November 10, 2025, on November 9, 2025, the Company entered into an Amended and Restated Delayed Draw Term Loan Agreement (the “Term Loan”) with H-D, amending and restating the H-D Loan Agreement, and providing for term loans in one advance up to an aggregate principal amount of $75 million. The Company drew the full $75 million on December 15, 2025. The maturity date of the amount outstanding under the Term Loan, including interest, is December 15, 2027 (“Term Loan Maturity Date”). The Term Loan requires mandatory prepayment of the principal amount of the Term Loan from the first $10 million of net ATM proceeds (as defined in the Term Loan) from the funding of the Term Loan through the Term Loan Maturity Date. No other scheduled principal payments are required to be made on the Term Loan and the remaining principal balance must be paid in full on the Term Loan Maturity Date. The amount outstanding under the Term Loan bears interest at a floating rate per annum, as calculated by H-D as of the date of funding of the Term Loan and as of each June 1 and December 1 thereafter, equal to the sum of (i) the forward-looking term rate based on SOFR (i.e., the secured overnight financing rate published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate)) for a 6-month interest period, plus (ii) 4.00%. Interest is compounded on a semi-annual basis on May 31 and November 30 and is required to be paid in full on the Term Loan Maturity Date. The Term Loan includes negative covenants restricting the ability of the Company to incur indebtedness, create liens, sell assets, make investments, make fundamental changes, make dividends or other restricted payments and enter into affiliate transactions. All of the obligations under the Term Loan are collateralized by a security interest in substantially all of the assets of the Company.
LiveWire Group, Inc.   38   2026 Proxy Statement

Other Matters
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 20, 2026, is available without charge upon written request to LiveWire Investor Relations, 3700 West Juneau Avenue, P.O. Box 653, Milwaukee, Wisconsin 53201-0653 or by accessing a copy on the Company’s website under “Financials” on the Investors section of our website at investor.livewire.com/investors. Information on or accessible through the Company’s website is not incorporated by reference in this Proxy Statement.
Cautionary Note Regarding Forward-Looking Statements
Certain matters discussed in this Proxy Statement are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this Proxy Statement, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These forward-looking statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this Proxy Statement and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties and assumptions described in our prior SEC filings, including the Company’s Annual Report on Form 10-K, titled “Risk Factors,” including, without limitation, changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans, including our ability to effectively execute the Company’s relocation and streamlined headcount plan and our ability to realize the expected savings on an ongoing annual basis. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements.
LiveWire Group, Inc.   39   2026 Proxy Statement

LIVEWIRE GROUP, INC.
ATTN. ALLEN GERRARD
3700 W. JUNEAU AVENUE
PO BOX 653
MILWAUKEE, WI 53201-0653

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 20, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LVWR2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

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LIVEWIRE GROUP, INC.

The Board of Directors recommends you vote FOR all the nominees listed below.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jonathan Root
02) William Cornog
03) Kjell Gruner
04) Glen Koval
05) Paul Krause
06) Hiromichi Mizuno
07) Bryan Niketh

The Board of Directors recommends you vote FOR Proposal 2.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The 2026 Annual Meeting of Stockholders of LiveWire Group, Inc. will be held on Thursday, May 21, 2026, at 4:30 p.m. CDT, virtually via the Internet at www.virtualshareholdermeeting.com/LVWR2026.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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IF YOU HAVE NOT VOTED BY THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

V89077-P47022

Proxy — LiveWire Group, Inc.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE MAY 21, 2026 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Jennifer Hoover and Allen Gerrard as proxies for the undersigned, with full power of substitution and resubstitution, to act and vote all the shares of common stock of LiveWire Group, Inc. held of record by the undersigned on March 23, 2026 at the Annual Meeting of Stockholders of LiveWire Group, Inc. to be held at 4:30 p.m. CDT on May 21, 2026 and at any adjournment or postponement of the meeting ("Meeting"), hereby revoking any proxy previously provided.

Please reference the proxy statement for instructions on how to attend the Meeting and any adjournment or postponement thereof.

Without limiting the generality of this Proxy, Ms. Hoover and Mr. Gerrard are authorized to vote: (a) as specified upon the proposals listed hereon and described in the Proxy Statement for the Meeting; and (b) in their discretion upon any matter that may properly come before the Meeting to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.

The Board of Directors recommends a vote FOR: (i) the listed director nominees (Proposal 1) and (ii) ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2).

This Proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this Proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side